Exhibit F-1(g)


June 7, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

           With respect to (1) the Application-Declaration ("Application-Declaration") on Form U-1, as amended (File No. 70-8511), filed by System Energy Resources, Inc. (the "Company") with the Securities and Exchange Commission ("Commission") under the Public Utility Holding Company Act of 1935, as amended, contemplating, among other things, the entering into arrangements for the issuance and sale of one or more series of tax-exempt bonds (the "Tax-Exempt Bonds"), (2) the Commission's orders dated May 9, 1995, August 18, 1996, August 27, 1996 and April 9, 1999 (the "Orders") permitting the Application-Declaration, as amended, to become effective with respect to the issuance and sale of said Tax-Exempt Bonds; and (3) the subsequent consummation of May 28, 1999, of the entry by the Company into a Loan Agreement with the Mississippi Business Finance Corporation (the "Issuer"), and the related redemption of outstanding pollution control revenue bonds through the issuance by the Issuer of a new series of its Tax-Exempt Bonds (the "Transactions"). In connection therewith, I advise you that in my opinion:

            (a)    the  Company  is  a  corporation  duly
     organized and validly existing under the laws of the State of Arkansas;

           (b)  the Transactions have been consummated in
     accordance  with  the  Application-Declaration,   as
     amended, and the Orders;

           (c) all state laws that relate or are applicable to the participation by the Company in the Transactions (other than so-called "blue sky" or similar laws, upon which we do not pass herein) have been complied with;

           (d) the consummation of the Transactions by the Company has not violated the legal rights of the holders of any securities issued by the Company or any associate company thereof.

           My consent is hereby given to the use of this opinion as an exhibit to the Certificate pursuant to Rule 24.

Very truly yours,

/s/ Ann G. Roy

Ann G. Roy
Senior Counsel -
Corporate and Securities